Exhibit 10.20.2

FIRST Amendment

to

Loan and security agreement

This FIRST AMENDMENT to Loan and Security Agreement (this “Amendment”) is entered into this 28th day of October, 2014, between (a) Silicon Valley Bank (“Bank”), and (b) SYNACOR, INC., a Delaware corporation (“Borrower”).

Recitals

A.Bank and Borrower have entered into that certain Loan and Security Agreement dated as of September 27, 2013 (as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”).

B.Bank has extended credit to Borrower for the purposes permitted in the Loan Agreement.

C.Borrower has requested that Bank amend the Loan Agreement to make certain changes to the terms set forth therein.

D.Bank has agreed to so amend certain provisions of the Loan Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

Agreement

Now, Therefore, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.
2. Amendments to Loan Agreement.

Section 6.7 (Financial Covenants).  The Loan Agreement shall be amended by deleting 6.7 thereof in its entirety and inserting in lieu thereof the following:

“6.7Financial Covenants.  Maintain at all times, subject to periodic reporting as of the last day of each month, unless otherwise noted, on a consolidated basis with respect to Borrower:

(a)Adjusted Quick Ratio.  (i) through and including the calendar quarter ending June 30, 2014, a ratio of (A) Quick Assets to (B) outstanding Obligations, of at least 2.50 to 1.0 (to be tested as of the last day of each quarter), and (ii) commencing with the month ending September 30, 2014, a ratio of (A) Quick Assets to (B) Current Liabilities minus the current portion of Deferred Revenue, of at least 1.50 to 1.0.

(b)EBITDA.  Measured as of the end of each fiscal quarter on a trailing twelve month basis, EBITDA of at least (i) for each fiscal quarter through and including the fiscal quarter ending June 30, 2014, $1,500,000, and (ii) for the fiscal quarter ending September 30, 2014 and for each fiscal quarter thereafter, ($5,000,000).”

Section 13.1  (Definitions).

(a)The Loan Agreement shall be amended by inserting the following text to appear at the end of the definition entitled “EBITDA” appearing in Section 13.1 thereof:

“, including, without limitation, severance and related charges  to employees of Borrower made in  the quarter ending September 30, 2014, or the quarter ending December 31, 2014 , in an aggregate amount for both quarters not exceeding Two Million Dollars ($2,000,000.00).”

(b)The Loan Agreement shall be amended by deleting the term “Key Person”

and its definition from Section 31.1 thereof.

(c)The Loan Agreement shall be amended by deleting the following term and its definition set forth in Section 13.1 thereof and inserting in lieu thereof the following:

““Quick Assets” is, on any date, (a) Borrower’s consolidated unrestricted and unencumbered cash and Cash Equivalents, which, commencing with the month ending September 30, 2014, shall in each case be maintained at Bank or subject to a Control Agreement, and (b) net billed accounts receivable determined according to GAAP.”

(d)The Loan Agreement shall be amended by inserting the following new terms and their respective definitions to appear alphabetically in Section 13.1 thereof:

““Current Liabilities” are all obligations and liabilities of Borrower to Bank, plus, without duplication, the aggregate amount of Borrower’s Total Liabilities that mature within one (1) year.”

““Total Liabilities” is, on any day, obligations that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness and the current portion of Subordinated Debt permitted by Bank to be paid by Borrower, but excluding all other Subordinated Debt.”

Compliance Certificate.  The Loan Agreement shall be amended by replacing the Compliance Certificate appearing as Exhibit E thereto with the Compliance Certificate appearing as Exhibit A hereto.  All references in the Loan Agreement to the Compliance Certificate shall hereafter be deemed to refer to Exhibit A hereto.

3. Limitation of Amendments.

The amendments set forth in Section 2, above, are effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document, or (b) otherwise prejudice any right or remedy which Bank may now have or may have in the future under or in connection with any Loan Document.

This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents, except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Bank to enter into this Amendment, Borrower hereby represents and warrants to Bank as follows:

Immediately after giving effect to this Amendment (a) the representations and warranties contained in the Loan Documents are true, accurate and complete in all material respects as of the date hereof (except to the extent such representations and warranties relate to an earlier date, in which case they are true and correct as of such date), and (b) no Event of Default has occurred and is continuing;

Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement, as amended by this Amendment;

The organizational documents of Borrower delivered to Bank on the Effective Date remain true, accurate and complete and have not been amended, supplemented or restated and are and continue to be in full force and effect;

The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, have been duly authorized;

The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrower, (b) any contractual restriction with a Person binding on Borrower, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrower, or (d) the organizational documents of Borrower;

The execution and delivery by Borrower of this Amendment and the performance by Borrower of its obligations under the Loan Agreement, as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on either Borrower, except as already has been obtained or made; and

This Amendment has been duly executed and delivered by Borrower and is the binding obligation of Borrower, enforceable against Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Ratification of Intellectual Property Security Agreements.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in that certain Intellectual Property Security Agreement between Borrower and Bank,  dated as of September 27, 2013, and acknowledges, confirms and agrees that such Intellectual Property Security Agreement (a) contains an accurate and complete listing of all Intellectual Property Collateral, as defined in such Intellectual Property Security Agreement, and (b) shall remain in full force and effect.

6. Ratification of Perfection Certificate.  Borrower hereby ratifies, confirms and reaffirms, all and singular, the terms and disclosures contained in a certain Perfection Certificate dated as of September 27, 2013, and updated as of October __, 2014, previously delivered by Borrower to Bank, and acknowledges, confirms and agrees the disclosures and information above Borrower provided to Bank in said Perfection Certificate have not changed, as of the date hereof.

7. Integration.  This Amendment and the Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements.  All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the Loan Documents merge into this Amendment and the Loan Documents.

8. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument.

9. Effectiveness.  This Amendment shall be deemed effective upon (a) the due execution and delivery to Bank of this Amendment by each party hereto, (b) Borrower’s payment to Bank of a fully-earned, non-refundable modification fee equal to Twenty Thousand Dollars ($20,000.00), and (c) Borrower’s payment of Bank’s legal fees and expenses incurred in connection with this Amendment.

[Signature page follows.]

In Witness Whereof, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWER:

SYNACOR, INC.

By:	/s/ William J. Stuart
Name:	William J. Stuart
Title:	Chief Financial Officer

BANK:

SILICON VALLEY BANK

By:	/s/ Russell Follansbee
Name:	Russell Follansbee
Title:	Vice President

EXHIBIT A

COMPLIANCE CERTIFICATE

TO:SILICON VALLEY BANKDate:

FROM: SYNACOR, INC.

The undersigned authorized officer of SYNACOR, INC. (“Borrower”) certifies that under the terms and conditions of the Loan and Security Agreement between Borrower and Bank (the “Agreement”):

(1) Borrower is in complete compliance for the period ending _______________ with all required covenants except as noted below; (2) there are no Events of Default; (3) all representations and warranties in the Agreement are true and correct in all material respects on this date except as noted below; provided, however, that such materiality qualifier shall not be applicable to any representations and warranties that already are qualified or modified by materiality in the text thereof; and provided, further that those representations and warranties expressly referring to a specific date shall be true, accurate and complete in all material respects as of such date; (4) Borrower, and each of its Subsidiaries, has timely filed all required tax returns and reports, and Borrower has timely paid all foreign, federal, state and local taxes, assessments, deposits and contributions owed by Borrower except as otherwise permitted pursuant to the terms of Section 5.9 of the Agreement; and (5) no Liens have been levied or claims made against Borrower relating to unpaid employee payroll or benefits of which Borrower has not previously provided written notification to Bank.

Attached are the required documents supporting the certification.  The undersigned certifies that these are prepared in accordance with GAAP consistently applied from one period to the next except as explained in an accompanying letter or footnotes.  The undersigned acknowledges that no borrowings may be requested at any time or date of determination that Borrower is not in compliance with any of the terms of the Agreement, and that compliance is determined not just at the date this certificate is delivered.  Capitalized terms used but not otherwise defined herein shall have the meanings given them in the Agreement.

Please indicate compliance status by circling Yes/No under “Complies” column.

Reporting Covenants	Required	Complies

Monthly financial statements with Compliance Certificate	Monthly within 30 days	Yes No
Annual financial statement (CPA Audited), if not otherwise publicly available	FYE within 120 days	Yes No
Borrowing Base Certificate A/R & A/P Agings	Monthly within 30 days	Yes No

The following Intellectual Property was registered (or a registration application submitted) after the Effective Date (if no registrations, state “None”)

___________________________________________________________________________________________

___________________________________________________________________________________________

Financial Covenants	Required	Actual	Complies

Maintain at all times (tested on a Quarterly Basis):
Adjusted Quick Ratio	1.50:1.0	_____:1.0	Yes No
Trailing 12 Month EBITDA	($5,000,000)	$_______	Yes No

The following financial covenant analyses and information set forth in Schedule 1 attached hereto are true and accurate as of the date of this Certificate.

Other Matters

Have there been any amendments of or other changes to the capitalization table of Borrower and to the Operating Documents of Borrower or any of its Subsidiaries?  If yes, provide copies of any such amendments or changes with this Compliance Certificate.

Yes	No

The following are the exceptions with respect to the certification above:  (If no exceptions exist, state “No exceptions to note.”)

--------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------------

SYNACOR, INC. By: Name: Title:

BANK USE ONLY

Received by: _____________________

authorized signer

Date: _________________________

Verified: ________________________

authorized signer

Date: _________________________

Compliance Status:Yes     No

Schedule 1 to Compliance Certificate

Financial Covenants of Borrower

In the event of a conflict between this Schedule and the Loan Agreement, the terms of the Loan Agreement shall govern.

Dated:____________________

I.Adjusted Quick Ratio (Section 6.7(a))

Required:1.50:1.00

Actual:___: 1.0

A.	Value of the consolidated unrestricted and unencumbered cash and Cash Equivalents of Borrower and its Subsidiaries maintained at Bank or subject to Control Agreement	$_______
B.	Value of the net billed accounts receivable of Borrower	$_______
C.	Line A plus line B	$_______
D.	Aggregate value of all outstanding Obligations	$_______
E.

Aggregate value of liabilities that should, under GAAP, be classified as liabilities on Borrower’s consolidated balance sheet, including all Indebtedness, and not otherwise reflected in line E above that matures within one (1) year

$_______
F.	Current Liabilities (Line D plus Line E)	$_______
G.	Aggregate value of all amounts received or invoiced by Borrower in advance of performance under contracts and not yet recognized as revenue	$_______
H.	Line F minus Line G	$_______
I.	Adjusted Quick Ratio (Line C divided by Line H)	___:1.0

Is Line I equal to or greater than 1.50:1:00?

  No, not in compliance  Yes, in compliance

II.EBITDA (Section 6.7(b))

Required:($5,000,000) on a trailing twelve month basis

Actual:________________

A.	Net Income	$________
B.	Interest Expense	$_________
C.	To the extent included in the determination of Net Income depreciation and amortization expense	$_________
D.	Income tax expense	$_________

E.	Stock compensation	$_________
F.

Non-cash items and one-time expenses approved by Bank, in its sole discretion, including, without limitation, severance payments to employees of Borrower made in either the quarter ending December 31, 2014 or the quarter ending March 31, 2015, in an aggregate combined amount for both quarters not exceeding Two Million Dollars ($2,000,000.00).

$_________
G.	EBITDA (Sum of lines A through F)	$_________

Is line G equal to or greater than ($5,000,000)?

  No, not in compliance  Yes, in compliance

(56120.02714)

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